            CONFIDENTIAL TREATMENT REQUESTED BY BEARCOM GROUP, INC. OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SEC.


                                                                  EXHIBIT 10.14

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated June 6, 1997, between BearCom, Inc., a Texas corporation ("Buyer"), and Motorola, Inc., a Delaware corporation ("Seller").

     WHEREAS, Seller is, among other things, engaged through Motorola Radio Rental, part of the Radio Products Group of Land Mobile Products Sector ("MRR"), in the business of renting to third parties Motorola conventional and trunked two-way radio analog and digital equipment (the "Business"); and

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets, properties, rights and claims of MRR, all on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:


                                   ARTICLE I

                               PURCHASE AND SALE

     1.1 PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, only the assets, properties and rights of MRR listed below (collectively, the "Purchased Assets"):

          (a) cash advances and other customer deposits of those customers listed on the Customer List (as defined below) for services to be performed following the Closing, as listed on Schedule 1.1(a) (the "Customer Deposits");

          (b) inventories, supplies, service inventories and field service expendable parts and other materials listed on Schedule 1.1(b) located at Seller's facilities, in transit to or from Seller's facilities, or held by Seller's customers (the "Inventory");

          (c) fixed assets, including computer equipment, software and distribution center equipment listed on Schedule 1.1(c);

          (d) rights and claims under sales contracts, customer purchase orders and other agreements listed in Schedule 1.1(d) to which the customers listed on the Customer List are a party (the "Customer Contracts");

          (e) rights and claims under extended service and warranty agreements described in Schedule 1.1(e) (the "Service Agreements");

          (f) the customer list set forth in Schedule 1.1(f) the ("Customer List");

          (g) Seller's interest in and to the 1-800-248-3450 telephone number and the 1-800-462-2074 telephone facsimile number.

     1.2. EXCLUDED ASSETS. Notwithstanding the provisions of Section 1.1, the Purchased Assets shall not include the following (collectively, the "Excluded Assets"):

          (a) all cash (except Customer Deposits), bank deposits and cash equivalents;



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
          (b) all notes and accounts receivable;

          (c) the name "Motorola" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "Motorola" or any variation thereof;

          (d) the software listed or described on Schedule 1.2(d);

          (e) the real property located at Plum Grove, Illinois (the "Plum Grove Facility");

          (f) all contracts, agreements and other arrangements not included in the Purchased Assets, including without limitation, the agreement between Seller and Nextel relating to Seller's use of Nextel's 800 mz. systems and the other agreements, listed or described on Schedule 1.2(f);

          (g) all other assets, rights and claims of Seller, MRR or the Business not listed or described in Section 1.1 above;

          (h) Seller's employee benefit agreements, plans or arrangements maintained by Seller on behalf of persons employed by MRR;

          (i) all vehicles and rights under vehicle leases;

          (j) any rights to the use of any facilities;

          (k) inventory of MRR listed on Schedule 1.2(k).

          1.3 ASSUMED LIABILITIES. On the Closing Date, Buyer shall deliver to Seller the assumption agreement pursuant to which Buyer shall assume and agree to discharge the following obligations and liabilities of Seller in accordance with their respective terms and subject to the respective conditions thereof:

          (a) all liabilities and obligations arising in connection with Customer Deposits;

          (b) all liabilities and obligations of Seller to be paid or performed after the Closing Date under (i) the Customer Contracts and (ii) the Service Agreements;

          (c) all liabilities and obligations arising in connection with the Purchased Assets after the Closing.

     All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities."

     1.4 EXCLUDED LIABILITIES. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Seller, not expressly assumed by Buyer pursuant to the assumption agreement (all such liabilities and obligations not being assumed herein are referred to herein as the "Excluded Liabilities"). Notwithstanding anything to the contrary herein, none of the following shall be Assumed Liabilities for purposes of this
Agreement:

          (a) any accounts payable;

          (b) any intracompany payables and other liabilities or obligations of MRR to Seller;

          (c) any liabilities or obligations in respect of any Excluded Assets.

                                   ARTICLE II

                                 PURCHASE PRICE
                                 --------------

     2.1 PURCHASE PRICE. The purchase price for the Purchased Assets (the "Purchase Price") shall be [Confidential Treatment Requested with SEC] payable in cash at Closing (as defined herein). At the Closing, as additional consideration, Buyer shall assume and agree to pay and discharge the Assumed Liabilities in accordance with their respective terms.

     2.2 ALLOCATION OF PURCHASE PRICE. The parties shall allocate the Purchase Price and the Assumed Liabilities for tax reporting purposes as set forth on
Schedule 2.2.

                                  ARTICLE III

                                    CLOSING
                                    -------

     3.1 CLOSING DATE. The transfer of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement, and all transactions related thereto (the "Closing") shall occur at 10:00 A.M., local time, on June 6, 1997, or such later date as may be agreed upon by Buyer and Seller, at the offices of Seller, or at such other place or at such other time as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date." Upon consummation, the Closing shall be deemed to take place as of the opening of business on the Closing Date.

     3.2 BUYER'S DELIVERIES. At Closing, Buyer shall deliver to Seller the following:

          (a) the Purchase Price (as adjusted) by wire transfer of immediately available funds to Seller's account specified by Seller in writing to Buyer at least two business days prior to the Closing;

          (b) the amount equal to Buyer's prorata share of certain prepaid expenses (as described in Section 6.3) by wire transfer of immediately available funds to Seller's account specified by Seller in writing to Buyer at least two business days prior to the Closing;

          (c) copy of Buyer's Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Texas;

          (d) certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Texas;

          (e) certificate of the secretary or an assistant secretary of Buyer, dating the closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the Certificate of Incorporation of Buyer since a specified date; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any other agreement, instrument and document being or to be executed and delivered by Buyer under this Agreement or in connection herewith (the "Buyer Ancillary Agreements");

          (f) the Assumption Agreement in the form attached as Attachment A duly executed by Buyer; and

          (g) the Transition Services Agreement in the form attached as Attachment B (the


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
     "Transition Services Agreement") duly executed by Buyer.

     3.3. SELLER'S DELIVERIES. At Closing, Seller shall deliver to Buyer the following:

          (a) copy of the Certificate of Incorporation of Seller certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Certificate of Incorporation of Seller since a specified date; (ii) the by-laws of Seller; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement and any other agreement, instrument and document being or to be executed and delivered by Seller under this Agreement or in connection herewith (the "Seller Ancillary Agreements");

          (d) the Bill of Sale and Assignment Agreement in the form attached as Attachment C duly executed by Seller;

          (e) All consents, waivers or approvals obtained by Seller with respect to the Purchased Assets;

          (f) The Transition Services Agreement duly executed by Seller; and

          (g) Such other assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

     In addition to the above deliveries, at Closing, Seller, at Buyer's cost and expense, shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     4.1. ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

     4.2. AUTHORITY OF SELLER. Seller has full power and authority to execute, deliver and perform this Agreement and the Seller Ancillary Agreements. All corporate actions required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements have been duly and properly taken. The Agreement and the Seller Ancillary Agreements have been duly authorized, executed and delivered by Seller and are the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     Neither the execution and delivery of this Agreement or the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will (a)




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
conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any lien, claim or other encumbrance upon any of the Purchased Assets, under (i) the Certificate of Incorporation or By-laws of Seller, (ii) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or any of the Purchased Assets is subject or by which Seller is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency to which Seller is a party or any of the Purchased Assets is subject or by which Seller is bound, or (iv) any laws or regulation affecting Seller or the Purchased Assets; or (b) require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any person.

     4.3. TITLE TO ASSETS. Seller is the sole and exclusive legal owner of all title in and has good and marketable title to all of the Purchased Assets. None of the Purchased Assets are subject to any security interest, mortgage, pledge, lien, charge or encumbrance (collectively, "Liens"). Upon delivery of the Purchased Assets or the documents of title thereto as required by this Agreement, good and marketable title thereto will vest in Buyer, free and clear of Liens, except for required consents, approvals or waivers listed on Schedule
4.3. Schedule 4.3 lists all consents, approvals or waivers required in connection with the transfer or assignment to Buyer of Seller's rights under the Service Agreements and Customer Contracts.

     4.4. CUSTOMER CONTRACTS. To Seller's knowledge, the Customer Contracts are valid and binding in accordance with their terms, are in full force and effect and Seller is not in breach of any material provision of, in violation in any material respect of, or in default in any material respect under the terms thereof, and has performed in all material respects thereunder. True and complete copies of the Customer Contracts and all amendments and modifications thereof have been delivered or made available to Buyer.

     4.5. LITIGATION. Seller is not engaged in or a party to, and, to the knowledge of Seller, there is not threatened, any suit, action, proceeding, investigation or legal, administrative, arbitration or other method of settling disputes or disagreements or governmental investigation affecting the Purchased Assets.

     4.6. NO FINDER. Neither Seller nor any person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     4.7. DISCLAIMER. The representations and warranties set forth in this
Article IV (as modified or qualified by the schedule attached hereto) are the only representations and warranties made by Seller with respect to the Purchased Assets. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, SELLER IS SELLING THE PURCHASED ASSETS TO BUYER "AS IS", "WHERE IS" AND WITH ALL FAULTS. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. Seller makes no representation or warranty as to the accuracy or reliability of any forecasts of revenues, sales, expenses or profits of the Business.

     The exceptions, modifications, descriptions and disclosures set forth herein or in any Schedule attached hereto are made for all purposes of this Agreements, are exceptions to all representation and warranties set forth in this Agreement, and are not limited to the specific section of this Agreement to which they are referenced. Where a written report or other document has been delivered to or is in the possession of Buyer or its counsel which discloses the existence of any fact or circumstance which should have been disclosed in this Agreement or in a Schedule, such fact or circumstance is deemed disclosed for all purposes of this Agreement and is an exception to the representations and warranties set forth herein. Buyer shall have no right to compel compliance or to bring an action for indemnification arising out of matters set forth as exceptions herein or in any Schedule, except as otherwise expressly set forth herein or therein.

          Any reference to "Seller's knowledge" refers only to the actual knowledge of Dan Halt (National Rental Manager, Radio Products Americas Group), Jim Paolella (Group Controller, Radio Products Group) and Chip Saunders (Corporate Vice President and General Manager, U.S./Canada Division, Radio Products Americas Group).

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller and agrees as follows:

     5.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

     5.2. AUTHORITY OF BUYER. Buyer has full power and authority to execute, deliver and perform this Agreement and the Buyer Ancillary Agreements. All corporate actions required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements have been duly and properly taken. This Agreement and the Buyer Ancillary Agreements have been duly authorized, executed and delivered by Buyer and are the legal, valid and binding agreement of Buyer enforceable in accordance with its terms.

          Neither the execution and delivery of this Agreement or the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) the Certificate of Incorporation or By-laws of Buyer, (ii) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency to which Buyer is a party or by which it is bound or (iv) any law or regulation affecting Buyer; or (b) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any person.

     5.3 NO FINDER. Neither Buyer nor any person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     5.4. KNOWLEDGE OF THE BUSINESS. Buyer, through persons under its control, is fully familiar with the Purchased Assets and the Assumed Liabilities. Buyer has no knowledge of any information which makes, or if known to Seller would make, any representation, warranty or covenant of Seller contained herein untrue. Buyer has no knowledge of any facts or circumstances which would constitute a breach of any representation, warranty or covenant of Seller contained herein, or which would, with the passage of time or adequate notice or both, constitute such a breach, or which would entitle Buyer to make a claim for indemnification under this Agreement.

     5.5. BUYER'S BUSINESS INVESTIGATION. Buyer has conducted such investigation of the Purchased Assets as it has deemed necessary in order to make an informed decision concerning the transactions contemplated hereby. Buyer has reviewed all of the Inventory, equipment, documents, records, reports and other materials identified in the Schedules hereto, and is familiar with the content thereof. Buyer acknowledges that it has been given access to the Purchased


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
Assets and is familiar with the condition thereof. For the purpose of conducting these investigations, Buyer has employed the services of its own agents, representatives, experts and consultants. In all matters affecting the condition of the Purchased Assets or the contents of the documents, records, reports or other materials in connection with the transactions contemplated hereby, Buyer is relying primarily upon the advice and opinion offered by its own agents, representations, experts, consultants, employees and officers. With respect to information furnished by Seller, the Buyer has relied only upon information set forth herein or in a Schedule attached hereto and has not relied upon any other information or statement, oral or written, not described herein or in a Schedule attached hereto.

                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

     6.1. CONTINUED ASSISTANCE. For a period of 12 months from the Closing Date, Seller shall refer to Buyer as promptly as practicable any rental orders and rental inquiries from the customers listed on the Customer List. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets.

     6.2. RECEIVABLES. Buyer shall transfer and deliver to Seller promptly upon receipt any and all amounts it may receive from Seller's customers as payment in respect of the accounts receivable described in Section 1.2(b). Seller may upon reasonable notice and during normal business hours, review Buyer's books and records to determine whether Buyer has satisfied its obligations under this Section.

     6.3. REIMBURSEMENT OF PREPAID EXPENSES. At the Closing, Buyer agrees to reimburse Seller for Buyer's share of all expenses listed on Schedule 6.3, prepaid by Seller. The expenses relating to the period prior to the Closing shall be for the account of Seller and the expenses relating to the period after the Closing shall be for the account of Buyer.

     6.4. MOTOROLA AUTHORIZED DEALER RENTAL INQUIRY REFERRAL. For a period of 12 months from the Closing Date, the rental business of Seller's Americas Service Division ("ASD") will use reasonable efforts to refer to Buyer inquiries for rental of the two-way radio products listed below that ASD receives from a U.S.-based Motorola Authorized Two-Way Radio dealer or Radius Communication Products dealer:

                900 mhz    MAXTRAC      VHF      MAXTRAC
                           MTX9000               HT1000
                           VISAR                 JT1000
                           MTX900                VISAR
                                                 HT600
                800 mhz    MAXTRAC               MT1000
                           MTX8000
                           MTX810CONV   UHF      MAXTRAC
                           MTX810                MTX838
                           VISAR                 JT1000
                           MTX800                MT2000
                                                 VISAR
                                                 HT600
                                                 MT1000
                                                 GP350

     Buyer acknowledges that Seller's rental inquiry referral covenant set forth above will in no way limit Seller's ability to enter into any transaction with any dealer or equipment maintenance customer of Seller for the two-way radios identified above for any ASD radio loaner program that relates to ASD's equipment maintenance business.

     6.5. SOURCING AUTHORIZATION. Seller agrees that, (a) for a period of 24 months from the Closing Date and (b) only so long as at least 50% of Buyer's rental revenues are generated from the rental of Motorola equipment, Buyer shall be entitled to tell its customers that Buyer is an official source for Motorola rental radios in the United States; provided, however, that Buyer is in no way authorized to use, and Buyer agrees not to use, the "Motorola" stylized name, stylized logo or type fond. Seller may upon reasonable notice and during normal business hours review Buyer's books and records to determine whether Buyer satisfied the condition set forth in Section 6.8(b) above.

     6.6. ADVERTISING. For a period of 12 months from the Closing Date, Seller agrees that MRR (or any successor thereto) will not initiate any new advertising regarding its rental radio business in either the telephone directory "yellow pages" or its invoices to customers.

     6.7. INVENTORY. Buyer acknowledges that on the Closing Date a portion of the Inventory will be held by Seller's customers. Seller agrees that it shall forward such Inventory to Buyer, at Buyer's direction and at Buyer's cost, as soon as practicable after such Inventory is returned to Seller.


                                  ARTICLE VII

                                INDEMNIFICATION

     7.1. SURVIVAL. The obligations of the parties pursuant to this Agreement will survive the Closing in accordance with their terms. The obligations of the parties with respect to the other agreements contemplated by this Agreement will expire in accordance with their respective terms. All representations and warranties contained in this Agreement shall not survive the Closing.

     7.2. INDEMNIFICATION BY SELLER. Seller agrees to indemnify and hold harmless Buyer from and against any and all losses, liability or damage (including reasonable attorney's fees) (collectively, "Losses") incurred by Buyer in connection with or arising from (a) any breach by Seller of any of its covenants in this Agreement or in the Seller Ancillary Agreements; (b) any failure of Seller to perform any of its obligations in this Agreement or in the Seller Ancillary Agreements; (c) any breach of any warranty or the inaccuracy of any representation of Seller contained in this Agreement; or (d) the failure of Seller to perform any Excluded Liability.

     7.3. INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold harmless Seller from and against any and all Losses incurred by Seller in connection with or arising from (a) any breach by Buyer of any of its covenants or agreements in this Agreement or in the Buyer Ancilliary Agreements; (b) any failure by Buyer to perform any of its obligations in this Agreement or in the Buyer Ancillary Agreements; (c) any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement; or (d) the failure of Buyer to perform any Assumed Liability.

     7.4 NOTICE OF CLAIMS.

         (a) A party (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

     (b) In calculating any Loss there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the amount of any tax benefit to the Indemnified Party with respect to such Loss or Expense (after giving effect to the tax effect of receipt of the indemnification payments).

     (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article VII shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction, or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss suffered by it.

7.5. THIRD PERSON CLAIMS.

     (a) Subject to Section 7.5(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity hereunder unless such consent is unreasonably withheld.

     (b) If any third person claim, action or suit against any Indemnified Party is solely for money damages or, where Seller is the Indemnitor, will have no continuing effect in any material respect on the Purchased Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third person claim, action or suit against such Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel, chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the indemnified party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

     7.6. THRESHOLD AND EXCLUSIVITY.

          (a) Seller shall not be liable and Buyer agrees not to enforce any claim for indemnification under this Agreement until the aggregate of all such claims exceeds $50,000 (the "Threshold Amount"), and then the Buyer shall be entitled to recover only the amount of such claims in excess of the Threshold Amount. Buyer shall provide Seller with a notice of all claims included in the Threshold Amount. the maximum liability of Seller for all claims and damages of every kind and character arising under or in connection with this Agreement and the transactions contemplated hereby, including indemnification, shall be an amount equal to the Purchase Price. Claims for indemnification in excess of the Threshold Amount shall be made only in increments of $2,500 or more, and claims relating to similar products or constituting like claims may be aggregated in determining the $2,500 amount.

          (b) Indemnification pursuant to this Article VII shall be the sole and exclusive remedy for any claim for monetary damages resulting from a breach of any representation or warranty under this Agreement, the Schedules hereto and any certificate delivered pursuant hereto.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

     8.2. NO PUBLIC ANNOUNCEMENT. Neither Buyer nor Seller shall, without the approval of the other, make any press release or other public announcement concerning the transactions



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
contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

     8.3. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent via facsimile (with answerback confirmed) or when sent by registered or certified mail or by private courier addressed as follows:

               If to Buyer, to:

               BearCom, Inc.
               11545 Pagemill Rd.
               Dallas, TX 75243
               Attention: John P. Watson
               Facsimile No.: 214/349-8950

               with a copy to:

               Gardere & Wynne, L.L.P.
               3000 Thanksgiving Tower
               1601 Elm Street
               Dallas, Texas 75201
               Attention: Lawrence B. Goldstein
               Facsimile No.: (214) 999-4667

               If to Seller, to:

               Motorola, Inc.
               1301 East Algonquin Road
               Schaumburg, Illinois 60196-1077
               Attention:     Chip Saunders
                              Land Mobile Products Sector
               Facsimile No.: (847) 576-0721

               with a copy to:

               Motorola, Inc.
               1301 East Algonquin Road
               Schaumburg, Illinois 60196
               Attention: General Counsel
               Facsimile No.: (847) 576-2818

or to such other address as such party may indicate by a notice delivered to the other party hereto.

     8.4. SUCCESSORS AND ASSIGNS. Buyer shall be entitled to assign its rights and duties under this Agreement only with the prior written consent of Seller. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

     8.5. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Attachments and Schedules referred to herein, the documents delivered pursuant hereto and the Non-Disclosure Agreement between Seller and Bear Communications Llp dated December 11, 1996 contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     8.6. INTERPRETATION. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Attachments referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

     8.7. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     8.8. EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

     8.9. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     8.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

     8.11. GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois. Seller and Buyer will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by Seller and Buyer within 45 days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Seller and Buyer will share the costs of the mediation equally. By mutual agreement, however, Seller and Buyer may postpone mediation until each has completed some specified but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of alternative dispute resolution
(ADR), such as neutral fact-finding or a minitrial.

     Any dispute which cannot resolve by the parties through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the parties hereto may then be submitted to the courts within the State of Illinois for resolution (as provided in Section 8.12 below). The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this section will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

     8.12. SUBMISSION TO JURISDICTION. Seller and Buyer hereby irrevocable submit in any suit, action or proceeding arising out of or relate to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Northern District of Illinois and the jurisdiction of any court of the State of Illinois located in Chicago and waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

     8.13. BULK TRANSFER. Buyer hereby waives compliance by Seller with all applicable bulk transfer, bulk sales and similar laws and requirements of all jurisdictions in connection with the transactions contemplated hereby. Seller shall indemnify and hold harmless Buyer against any and all expense, loss or damage which Buyer may suffer as a result of claims asserted by third parties against Buyer due to any noncompliance by Seller with applicable bulk transfer laws.

                                    * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.



                    BEARCOM, INC.

                    By: /s/ JOHN P. WATSON
                       -------------------------
                    Title: Chairman
                          ---------------------------


                    MOTOROLA, INC.

                    By: /s/ LEIF SODERBERG
                       ------------------------------
                       Leif Soderberg
                       Corporate Vice President and General Manager
                       Radio Products Americas Group
                       Radio Products Group